UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003
BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification Number)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

(251) 431-7800
(Registrant's telephone number, including area code)

Item 5.	Other Events

           On July 25, 2003, BancTrust Financial Group, Inc. filed a current report on Form 8-K related to its announcement of approval and execution of an Agreement and Plan of Merger between it and CommerceSouth, Inc. (the "Merger Agreement"). The Merger Agreement was filed as Exhibit 2.1 to that July 25, 2003, current report on Form 8-K. The Merger Agreement filed as an Exhibit to that Form 8-K contained a typographical error. In Section 3.1(b)(ii) of the Merger Agreement, the Exchange Ratio if the Market Price of BancTrust Common Stock is below $14.00 was incorrectly stated as .9017 shares of BancTrust Common Stock for each share of CommerceSouth Common Stock. That Exchange Ratio should have been .9107 shares of BancTrust Common Stock for each share of CommerceSouth Common Stock. The purpose of this current report on Form 8-K is to correct that typographical error. BancTrust expects to file the Merger Agreement as a part of a Registration Statement on Form S-4 to be filed in connection with the merger described in the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on it on its behalf by the undersigned, thereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
DATE: July 29, 2003	By:/s/F. Michael Johnson
F. Michael Johnson
Chief Financial Officer